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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 29, 1999 included in the 1998 Annual Report on Form 10-K of Indiana United Bancorp and to all references to our Firm included in this registration statement.

Olive LLP

Indianapolis, Indiana
March 22, 2000

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS